Exhibit 99.1

NASDAQ: HMSY

Robert M. Holster, CEO

William C. Lucia, President

Walter D. Hosp, CFO

Contact:

Christine Rogers

ir@hmsy.com

212.857.5986

JPMorgan Healthcare Conference

January 2008

Safe Harbor Statement

Certain statements in this presentation constitute “forward-looking statements” within the meaning of the Private
Securities Litigation Reform Act of 1995 (the “ Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors;
(vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2006.  HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this presentation, the words “ focus, ” “ believe, ” “
confident, ” “ anticipate, ” “ expected, ” “ strong, ” “ potential, ” and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

What We Do

We provide cost management services for
government healthcare programs.

We help ensure that claims are paid correctly
and by the responsible party.

As a result, our clients spend more of their
healthcare dollars on the people entitled to them.

Who We Serve

State Programs

Medicaid, including Medicaid managed care

SCHIP (State Children’s Health Insurance Program)

Child Support Agencies

State Employee Benefit Plans

State Pharmacy Assistance Programs

Ryan White HIV/AIDS Program

Federal Programs

CMS MSP Recovery Audit Contractor (RAC)

CMS Medicaid Integrity Audit Contractor (MIC)

Medicare Advantage plans

Veterans Administration

The Opportunity: Overlapping Benefits

UNINSURED
46 million lives

MEDICARE
$375 billion
46 million lives

COMMERCIAL/

EMPLOYER-BASED
$624 billion
164 million lives

VETERANS
$31 billion
23.5 million
lives

SCHIP
$7.9 billion
4.1 million lives

CHILD
SUPPORT

17.3 million lives

MEDICAID
$311 billion
46 million lives

Sources: CBO Report, CMS/Kaiser, Kaiser/Urban, CMS, Kaiser, VHA, HHS, Administration for Children and Families

Coordination of Benefits

Data from 280 insurers

CLAIM BILLED TO
CORRECT PARTY

CARRIER

PATIENT

HOSPITAL

MEDICAID

CLAIM and
BENEFICIARY

DATA

claim

payment

2008 Revenue Mix

State Agency Core

Boston

Harrisburg

Trenton

New York

Austin

Boise

Charleston

Columbus

Dallas

Des Moines

Phoenix

Anchorage

Albany

Los Angeles

Atlanta

Raleigh

Reno

Sacramento

Charlotte

Tallahassee

Denver

HMSY Office

HMSY Client

Nashville

Topeka

Washington, DC

MCO

Program Integrity

$Billions of Medicaid/Medicare claims paid in error

HMS|IntegritySource ensures claims are paid correctly through:

Program analysis

Data analytics

On-site audit/clinical review

Provider relations/recovery

    Shares data set and processing technology with core business

    Permedion acquisition in Oct 07 bolstered clinical capabilities

Procurement stream developing

Virginia and Colorado DRG

CMS Medicaid Integrity Audit Contractor (MIC)

Status of Health Reform

Political divisions and economic reality have bogged down state initiatives: no major reform bill passed in 2007.

Massachusetts enrolled 160,000 through the “Connector,” but costs are 30% over budget and provider reimbursement is being cut.

Governors and Presidential candidates generally agree on mandate, guaranteed access, expansion of existing entitlement programs (especially for children) but there is no consensus on who should pay.

Expect SCHIP expansion in 2008/2009.

Long-term impact on HMS should be positive, with legislators and regulators focused on audit and cost control in the absence of fundamental change.

Growth Strategy for 2008/2009

Reconfigure to support next phase of growth

State Agency Core

Improve quality and yield

Leverage recent investments in technology

Managed Care

Focus on middle market

Grow revenue 50%+

Program Integrity

Win and successfully execute initial MIC Task Orders

Acquire additional building blocks

Promote HMS|IntegritySource to existing contract base

Product Development: continued focus on Child Support, Military, and
Enrollment markets

2008 Guidance

Investment Considerations

Nation is on track for $1 trillion in 2010 Medicaid and Medicare spending

Medicaid spending is re-accelerating

Health reform should be positive for HMS

Limited competition in core business

As state fiscal environment deteriorates, HMS services become more critical

Data assets and COB software are unique and difficult to replicate

Recurring revenue not linked to economic cycle

Appendix: EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization and adjusted
EBITDA represents EBITDA adjusted for share based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates.
Excluding these items provides insight into the underlying results of operations and facilitates comparisons between HMSY and other companies. EBITDA is also a useful measure of the company’s ability to service debt and is one of the measures used for determining debt covenant compliance.  In addition, because of the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense from EBITDA enhances the ability of management and investors to compare our core operating results over multiple periods with those of other companies.  Management believes EBITDA and adjusted EBITDA information is useful to investors for these reasons. Both EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance.
Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of EBITDA and adjusted EBITDA to net income in this presentation.

NASDAQ: HMSY